CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-255333 on Form S-6 of our report dated May 28, 2021, relating to the financial statement of FT 9393, comprising Dow Jones Global Titans Portfolio, Series 34, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 28, 2021